Exhibit 99.1

Tidewater Reports Third Quarter Results For Fiscal 2007

NEW ORLEANS, January 24, 2007 – Tidewater Inc. (NYSE:TDW) announced today third quarter net earnings for the period ended December 31, 2006, of $93.4 million, or $1.67 per common share, on revenues of $287.9 million. Included in the current quarter’s net earnings is a pre-tax financial gain of $6.0 million ($3.7 million after tax, or $0.07 per common share) related to the December 2006 sale of three of the company’s offshore tug vessels to Crosby Marine Transportation, LLC in completion of a transaction previously announced.

For the same quarter last year, net earnings were $60.0 million, or $1.04 per common share, on revenues of $234.6 million. The immediately preceding quarter ended September 30, 2006, had net earnings of $104.2 million, or $1.86 per common share, on revenues of $274.0 million. Included in the September 2006 quarterly net earnings was a pre-tax financial gain of $28.0 million ($17.1 million after tax, or $0.30 per common share) related to the August 2006 sale of 11 of the company’s offshore tug vessels to Crosby Marine Transportation, LLC.

As previously announced, Tidewater will hold a conference call to discuss December quarterly earnings on Wednesday, January 24, 2007 at 9:00 a.m. CST promptly following the Company’s release of quarterly earnings. Investors and interested parties may listen to the teleconference via telephone by calling 1-888-388-7493 if calling from the U.S. or Canada (1-706-679-8348 if calling from outside the U.S.) and ask for the “Tidewater” call just prior to the scheduled start. A replay of the conference call will be available beginning at 10:00 a.m. CST on January 25, 2007, and will continue until 11:59 p.m. CST on January 26, 2007. To hear the replay, call 1-800-642-1687 (1-706-645-9291 if calling from outside the U.S.). The conference call ID number is 5162062.

A simultaneous Webcast of the conference call will be accessible online at the Tidewater Inc. Website, www.tdw.com, and at the CCBN Website, www.streetevents.com. The online replay will be available until February 24, 2007. Upon completion of the conference call, the company will also file a Form 8-K with the SEC which will include a transcript of the conference call.

Tidewater Inc. owns over 450 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

Note: all per-share amounts are stated on a diluted basis.

Contact: Joe Bennett (504) 566-4506

Financial information is displayed beginning on the next page.

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and par value data)

	December 31, 2006	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$340,813	246,109
Trade and other receivables, net	268,958	237,428
Marine operating supplies	43,574	41,181
Other current assets	5,307	4,325

Total current assets	658,652	529,043

Investments in, at equity, and advances to unconsolidated companies	27,985	34,308
Properties and equipment:
Vessels and related equipment	2,533,082	2,457,947
Other properties and equipment	50,983	50,205

	2,584,065	2,508,152
Less accumulated depreciation and amortization	1,153,326	1,134,425

Net properties and equipment	1,430,739	1,373,727

Goodwill	328,754	328,754
Other assets	86,920	98,708

Total assets	$2,533,050	2,364,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	109,729	97,265
Accrued property and liability losses	6,841	7,223
Other current liabilities	20,336	11,266

Total current liabilities	136,906	115,754

Long-term debt	300,000	300,000
Deferred income taxes	179,863	175,267
Accrued property and liability losses	19,429	21,732
Other liabilities and deferred credits	104,425	92,666
Stockholders’ equity:
Common stock of $.10 par value, 125,000,000 shares authorized, issued 57,468,128 shares at December and 60,310,164 shares at March	5,747	6,031
Other stockholders’ equity	1,786,680	1,653,090

Total stockholders’ equity	1,792,427	1,659,121

Total liabilities and stockholders’ equity	$2,533,050	2,364,540

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except share and per share data)

	Quarter Ended December 31,		Nine Months Ended December 31,
	2006	2005	2006	2005
Revenues:
Vessel revenues	$280,491	228,086	810,490	611,708
Other marine revenues	7,422	6,473	21,222	19,369

	287,913	234,559	831,712	631,077

Costs and expenses:
Vessel operating costs	123,997	103,414	366,327	315,629
Costs of other marine revenues	6,544	5,226	18,406	14,750
Depreciation and amortization	29,912	26,892	86,272	79,843
General and administrative	24,924	22,855	72,591	61,547
Impairment on long-lived assets	—	3,050	—	3,050
Gain on sales of assets	(8,803)	(5,275)	(39,955)	(75,462)

	176,574	156,162	503,641	399,357

	111,339	78,397	328,071	231,720
Other income (expenses):
Foreign exchange gain (loss)	(468)	136	(1,202)	1,155
Equity in net earnings of unconsolidated companies	1,879	2,228	7,704	7,110
Minority interests	(41)	22	(269)	27
Interest and miscellaneous income	5,144	2,429	13,654	5,246
Interest and other debt costs	(2,464)	(2,357)	(7,389)	(6,630)

	4,050	2,458	12,498	6,908

Earnings before income taxes	115,389	80,855	340,569	238,628
Income taxes	21,980	20,833	71,520	67,554

Net earnings	$93,409	60,022	269,049	171,074

Basic earnings per common share	$1.69	1.05	4.80	2.99

Diluted earnings per common share	$1.67	1.04	4.75	2.96

Weighted average common shares outstanding	55,211,834	57,231,972	56,034,160	57,217,573
Incremental common shares from stock options	604,569	696,163	613,952	530,842

Adjusted weighted average common shares	55,816,403	57,928,135	56,648,112	57,748,415

Cash dividends declared per common share	$0.15	0.15	0.45	0.45

TIDEWATER INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Nine Months Ended December 31,
	2006	2005
Operating activities:
Net earnings	$269,049	171,074
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	86,272	79,843
Provision for deferred income taxes	6,329	41,120
Impairment of long-lived assets	—	3,050
Gain on sales of assets	(39,955)	(75,462)
Equity in earnings of unconsolidated companies, net of dividends	(3,807)	(3,166)
Minority interests, net of dividends	(15)	(111)
Compensation expense - stock-based	6,144	2,445
Tax benefit on stock compensation	3,134	847
Changes in assets and liabilities, net:
Trade and other receivables	(20,987)	(59,545)
Marine operating supplies	(2,393)	1,127
Other current assets	(988)	(600)
Accounts payable and accrued expenses	25,227	7,177
Accrued property and liability losses	(217)	(895)
Other, net	8,224	16,740

Net cash provided by operating activities	336,017	183,644

Cash flows from investing activities:
Proceeds from sales of assets	67,731	199,625
Additions to properties and equipment	(173,350)	(125,609)
Repayment of advances to unconsolidated companies	9,496	—
Other	635	—

Net cash (used in) provided by investing activities	(95,488)	74,016

Cash flows from financing activities:
Borrowings	5,000	30,000
Principal payments on debt	(5,000)	(110,000)
Proceeds from issuance of common stock	11,837	8,984
Common stock repurchases	(131,735)	(8,691)
Cash dividends	(25,529)	(25,907)
Other	(398)	(358)

Net cash used in financing activities	(145,825)	(105,972)

Net change in cash and cash equivalents	94,704	151,688
Cash and cash equivalents at beginning of period	246,109	15,376

Cash and cash equivalents at end of period	$340,813	167,064

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$7,127	8,188
Income taxes	$55,054	19,394

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